Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated as of 6TH day of October, 2014

B E T W E E N:

GREENESTONE HEALTHCARE CORPORATION

A Corporation registered in the state of Colorado

(Hereinafter referred to as “Vendor”)

- and -

JAINTHEELAL PAREKH MEDICINE PROFESSIONALCORPORATION

A Corporation registered in the Province of Ontario

(Hereinafter called the “Purchaser”)

WHEREAS the Vendor is the owner of all of the shares (the “Shares”) of 1816191 Ontario Ltd. (the “Company”) and wishes to sell 100% of the Shares to the Purchaser;

AND WHEREAS the Company owns and operates endoscopy clinics in three locations in the province of Ontario (the “Clinics”) and more particularly described in the attached Schedule A;

AND WHEREAS the Company is indebted to the Vendor for the amount of $1,250,000.00 and which loan is secured against the Clinics (the “Collateral Loan”);

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency whereof each of the parties hereto hereby acknowledges, the parties hereto covenant and agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. In this Agreement the following terms shall have the following meanings:

"Closing Date" or "Closing" means October 15th, 2014 or such later date as the parties may agree to in writing or as may be provided for herein;

“Signing Date” means the 6th day of October, 2014 or such later date on which this Agreement has been signed;

"Dollars" means Canadian dollars;

"Interest Rate" means the "prime rate" offered by the Toronto Dominion Bank from time to time, plus 2% per annum;

ARTICLE TWO

PURCHASE AND SALE OF REAL PROPERTY

Section 2.01 The Purchaser hereby purchases and Vendor hereby sell the Shares for the consideration and subject to the terms and conditions hereinafter set forth, effective on the Closing Date.

Section 2.02 The following shall be the terms of payment for the Shares:

a)	the Purchase Price (the “Purchase Price”) payable for the Shares shall be an amount equal to $10.00 and is dependent on the following conditions being met:

i)	Purchaser agrees that he will pay off the Collateral Loan within six months of the Closing Date together with unpaid interest;

ii)	Purchaser my pay $250,000.00 of the Collateral Loan by submitting for cancellation 3,000,000 shares of the Vendors common stock and $1,000,000 dollars in cash and/or cancellation of related party debt owed to the purchaser and/or Jaintheelal Parekh.

iii)	Purchasers payment to the Vendor will clear the title to the Property;

iv)	Purchaser will forward all receivables for work performed by the Doctors prior to the closing date immediately upon receipt of such receivables from OHIP.

v)	Vendor will pay all Vendor payables for all debts incurred by the company up to and including the closing date.

b)	This entire agreement shall be conditional upon the payments described in a) above being made by the Purchaser by March 31, 2015

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

Section 3.01 Vendor represents and warrants to the Purchaser as follows.

a)	the Vendor is the registered and beneficial owner of the Shares as set forth in the recitals, and as of Closing;

c)	The Vendor knows of no claim, action, proceeding or investigation pending or threatened which places in question the validity or enforceability of this agreement;

d)	The Board of Directors of the Company have authorized the sale of the Shares;

e)	the Company is duly incorporated and organized under the laws of Ontario and is duly authorized and licensed to own its properties and to carry on its business in Ontario as currently performed;

f)	The Vendor represents and warrants, which warranty is LIMITED to the best of their knowledge and belief, after reasonable enquiry, that the Property of the Company, does not have any toxic, hazardous, dangerous or potentially dangerous substances or conditions in the soil. Non of the representations set out in this Agreement will merge on closing and shall survive and in the event that The Vendor breaches this warranty, and in addition to any other remedies at law, including the right of set-off, the Purchaser may have, The Vendor agrees to indemnify the Purchaser against any such liabilities relating to the property including but not limited to any liability for cleanup or any hazardous substances on or under the property and any all other costs and expenses associated therewith.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.01 The Purchaser represents and warrants to The Vendor that:

a)	the Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario with full corporate power and authority to enter into and perform this agreement and this agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms;

b)	the Purchaser knows of no action, claim, proceeding or investigation pending or threatened which places in question the validity or enforceability of this agreement.

c)	The Purchaser agrees that all employees will remain employed by the Company and that the Vendor is in no way liable for any severance costs of any of the employees as a result of their employment prior to October 15, 2014 or any time after that.

d)	The Purchaser agrees to adjust on the payment of the Collateral Loan any surplus or deficit after setting off any payables owing as of October 15, 2014 against any receivables collected for revenue earned prior to October 15, 2014.

e)	The Purchaser agrees to enter into a sublease agreement for the use of 4 offices and 4 parking spaces by the Vendor for a period of no less than 6 months from the date of closing.

ARTICLE FIVE

COVENANTS OF THE VENDOR

Section 5.01 The Vendor covenants as follows:

a)	All necessary steps and proceedings shall be taken to validly carry out the transaction herein contemplated including, without limitation, providing an affidavit confirming the truth of the Vendor representations and warranties hereunder on Closing and also providing evidence of the approval of the board of directors for the Company of the transactions contemplated herein, as necessary;

b)	The Vendor shall provide the opinions of its corporate counsel, that the Real Property transferred to the Purchaser shall be free from all encumbrances and title shall be clear;

c)	All of the covenants and warranties of the Vendor shall not merge on closing.

ARTICLE SIX

COVENANTS OF THE PURCHASER

Section 6.01 The Purchaser covenants as follows:

a)	the Purchaser shall cause all necessary steps and corporate proceedings to be taken to effectively and validly carry out the transaction herein contemplated and also providing evidence of the approval of the board of directors for the Purchaser of the transactions contemplated herein, as necessary;

ARTICLE SEVEN

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER AND THE VENDOR

Section 7.01 The Purchaser’s obligations under this agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

a)	all the representations and warranties herein of The Vendor shall be true on and as of the Closing Date with the same effect as though they had been made on and as of the Closing Date and The Vendor shall have provided the corporate opinions described in Article Five hereof;

b)	The Vendor shall have complied with all of the covenants to be complied with by The Vendor as set forth herein;

Section 7.02 The Purchaser obligations under this agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

a)	all the representations and warranties herein of the Purchaser shall be true on and as of the Closing Date with the same effect as though they had been made on and as of the Closing Date and the Purchaser shall have provided the corporate opinion described in Article Six hereof; and

b)	the Purchaser shall have complied with all covenants to be complied with by the Purchaser as set forth herein.

ARTICLE EIGHT

CLOSING AND ADJUSTMENTS

Section 8.01 The purchase and sale of the Real Property shall be completed in the offices of the Purchaser on October 15, 2014 or at such other place, date or time as may be mutually agreed to in writing by the parties hereto (the “Closing Date” or the “Date of Closing”).

Section 8.02 On Closing The Purchaser will deliver to the Purchaser a full list of assets and inventory belonging to the Company and a full list of Employees currently employed by the Company.

Section 8.03 The Vendor will execute a new share certificate in the name of the Purchaser which shall represent 100% of the ownership of the Company and the share certificate shall be held in trust by the Vendor's lawyer until such time as the Collateral Loan is paid in full. .

ARTICLE NINE

POST CLOSING

Section 9.01

a)	Each of The Vendor' and the Purchaser’s representations and warranties herein are intended to survive the closing of this transaction and not merge.

b)	The Vendor hereby jointly and severally agree to indemnify and hold harmless the Purchaser from any claim, liability, obligation, cost or other expenditure (collectively a "Claim") which may result to the Purchaser as a result of any Vendor breaching any representation, warranty or covenant in this Agreement and further agrees to reimburse the Purchaser for any Claim forthwith upon demand. In addition to any other remedy at law to enforce the indemnification heretofore set out, shall be the right of set-off.

c)	The Purchaser hereby agrees to indemnify and hold harmless The Vendor from any claim, liability, obligation, cost or other expenditure (collectively a "Claim") which may result to The Vendor as a result of the Purchaser breaching any representation, warranty or covenant in this Agreement and further agrees to reimburse The Vendor for any Claim forthwith upon demand.

ARTICLE TEN

MISCELLANEOUS

Section 10.01

a)	Notice. The parties agree that any notice to be given under this agreement may be sent by prepaid mail, or personal delivery to the following addresses. Such notice shall be deemed delivered on the day of personal delivery, and five days after mailing.

To The Vendor

Attention: Shawn Leon, President

GreeneStone Healthcare Corporation

5734 Yonge Street, Suite 300

Toronto, Ontario

M2M 4E7

To the Purchaser

Attention: Dr. Jaintheelal Parekh, President

Jaintheelal Parekh Medicine Professional Corporation

3 Braid Place

Guelph, Ontario

N1G 1W9

b)	Survival All representations and warranties and indemnities made by the parties herein or pursuant hereto shall speak as of the Closing Date and shall survive the Closing Date.

c)	Governing Law This agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada in force therein and the parties agree to submit any dispute arising out of this agreement to the courts of such Province.

d)	Further Assurances The parties hereto agree to sign or execute all such other deeds and documents and do such other things as may be necessary or desirable for more completely and effectually carrying out the terms and intention of this agreement.

e)	Successors and Assigns This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this agreement shall not be assigned by either party without the express written consent of the other party. The obligations of The Vendor hereunder shall be joint and several.

f)	Time shall be of the essence of this agreement.

g)	Entire Agreement. This Agreement is intended to represent the entire agreement between the parties. Without limiting the generality of the foregoing, the parties agree that this Agreement supersedes and replaces any other previous agreement or expression of intent between the parties, and in the event of any conflict between any other document and this Agreement, this Agreement shall govern.

h)	This Agreement may be signed in Counterpart and by Faxed copy, and shall be binding on any party so signing. The parties agree to exchange original executed copies as soon as possible thereafter.

IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement as of the time and date first above written.

SIGNED SEALED AND DELIVERED;

JAINTHEELAL PAREKH MEDICINE PROFESSIONAL COPRPORATION

/s/Jaintheelal Parekh

GREENESTONE HEALTHCARE CORPORATION

/s/Shaw Leon
Shawn Leon, President

Schedule “A”

CLINICS

5734 Yonge Street, Suite 300, Toronto

804 Broadview Avenue, Toronto, Ontario

670 Bay Street, Toronto, Ontario